Exhibit 99.1

PHH Corporation Comments on Settlement with U.S. Department of Justice

Mount Laurel, NJ — August 8, 2017 — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today issued the following statement in conjunction with the settlement agreements it has entered into with the U.S. Department of Justice (“DOJ”) on behalf of the Department of Housing and Urban Development and separately with the DOJ on behalf of the U.S. Department of Veteran Affairs (“VA”) and the Federal Housing Finance Agency to resolve certain previously disclosed matters regarding legacy mortgage origination and underwriting activities. The settlement agreements cover certain mortgage loans insured by the Federal Housing Administration during the period between January 1, 2006 and December 31, 2011, certain mortgage loans insured by the VA, and certain mortgage loans sold to Fannie Mae and Freddie Mac.

“We have agreed to resolve these matters, which cover certain legacy origination and underwriting activities, without admitting liability, in order to avoid the distraction and expense of potential litigation. While we cooperated fully in these investigations since receiving subpoenas in 2013, we concluded that settling these matters is in the best interest of PHH and its constituents. Adhering to high legal, regulatory and ethical standards is at the core of how we conduct business, and we remain committed to serving our customers and all of our stakeholders consistent with that principle.”

Under the terms of the agreements, PHH will pay approximately $75 million in aggregate to the DOJ. During the second quarter of 2017, the Company increased its recorded liability for legal and regulatory reserves by $13 million, reflecting adjustments for these settlements and provisions for other matters. These settlements are included in the Company’s recorded liability as of June 30, 2017.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of end-to-end mortgage solutions through its subsidiary, PHH Mortgage. Its outsourcing model and proven expertise, combined with a strong commitment to operational excellence and customer service, has enabled PHH Mortgage to become one of the largest non-bank originators, servicers and subservicers of residential mortgages in the United States. PHH Mortgage currently provides mortgage solutions for the real estate market and financial institutions, and offers home financing directly to consumers. For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form

10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Hugo Arias

hugo.arias@phh.com

(856) 917-0108

Media

Dico Akseraylian

dico.akseraylian@phh.com

(856) 917-0066